				MARM0507-FINAL --	1A1
UBS AG
Balance Coupon Settle	$72,825,000.00 5.886277 08/30/2005	Delay Dated First Payment	24 08/01/2005 09/25/2005	WAC(1) 6.261277 NET(1) 5.886277	WAM(1) 359 WALA(1) 1

Price	5	10	15	20	25	30	35	40	45	50
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
102-06	5.266	5.177	5.075	4.962	4.835	4.691	4.529	4.346	4.141	3.906
102-07	5.258	5.168	5.065	4.951	4.822	4.676	4.512	4.327	4.120	3.882
102-08	5.250	5.158	5.054	4.939	4.809	4.661	4.495	4.308	4.099	3.858
102-09	5.241	5.149	5.044	4.927	4.795	4.646	4.478	4.289	4.077	3.834
102-10	5.233	5.140	5.033	4.915	4.782	4.631	4.461	4.270	4.056	3.810
102-11	5.225	5.130	5.023	4.903	4.769	4.616	4.445	4.251	4.034	3.785
102-12	5.217	5.121	5.012	4.892	4.756	4.601	4.428	4.232	4.013	3.761
102-13	5.208	5.112	5.002	4.880	4.742	4.586	4.411	4.213	3.992	3.737
102-14	5.200	5.103	4.991	4.868	4.729	4.571	4.394	4.194	3.970	3.713
102-15	5.192	5.093	4.981	4.856	4.716	4.556	4.377	4.175	3.949	3.689
102-16	5.184	5.084	4.971	4.845	4.703	4.542	4.360	4.156	3.928	3.665
Spread @ Center Price	77	69	59	49	37	23	7	-10	-29	-52
WAL	4.30	3.78	3.32	2.92	2.57	2.25	1.98	1.74	1.53	1.35
Principal Window	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10	Sep05 - Jul10
LIBOR_6MO	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06	4.06
LIBOR_1YR	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27	4.27
Prepay	5 CPB	10 CPB	15 CPB	20 CPB	25 CPB	30 CPB	35 CPB	40 CPB	45 CPB	50 CPB
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)
Yield Curve Mat 1MO 3MO 6MO 1YR 2YR 3YR 5YR 10YR 30YR
Yld 3.66938 3.86 4.06 4.27 4.3795 4.419 4.475 4.601 4.818

UBS Securities LLC. This material has been prepared by UBS AG or an affiliate thereof (" UBS"). It has no regard to the specific investment objectives, financial situation or particular needs of any specific recipient.

It is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the information contained herein, except with respect to information concerning UBS AG, its subsidiaries and affiliates. Opinions expressed herein are subject to change without notice and may differ or be contrary to opinions expressed by other business areas or groups of UBS as a result of using different assumptions and criteria. UBS is under no obligation to update or keep the information current. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. UBS, its directors, officers and employees (excluding the US broker- dealer unless specifically disclosed under required disclosures) or clients may have or have had interests or long or short positions in the securities or other financial instruments referred to herein, and may at any time make purchases and/ or sales in them as principal or agent. UBS (excluding the US broker- dealer unless specifically disclosed under Required Disclosures) may act or have acted as market- maker in the securities or other financial instruments discussed in this material. UBS may provide investment banking and other services to and/ or serve as directors of the companies referred to in this report. Neither UBS nor any of its affiliates, nor any of UBS’ or any of its affiliates, directors, employees or agents accepts any liability for any loss or damage arising out of the use of all or any part of this report.